UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 12, 2012

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    In recognition of his significant contributions to Activision Blizzard, Inc. (the “Company”) in 2011, including serving as both the Company’s Chief Operating Officer and interim Chief Financial Officer throughout the year, the Company awarded Thomas Tippl a one-time, discretionary bonus of $3 million, which was paid on March 15, 2012.

Half of the bonus ($1.5 million) was deemed earned as of the date paid and the remaining $1.5 million will be deemed earned as of March 14, 2015.  As set forth in the agreement between Mr. Tippl and the Company that is attached hereto as Exhibit 99.1, if Mr. Tippl’s employment is terminated prior to March 14, 2015 by the Company for cause or by him without good reason, he has agreed to repay to the Company 50% of the net bonus paid to him on March 15, 2012 (i.e., half of the amount paid to him after all applicable taxes and withholdings), within 120 days of the termination of his employment.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

99.1                        Letter Agreement, dated as of March 12, 2012, between the Company and Thomas Tippl

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2012	ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter Agreement, dated as of March 12, 2012, between the Company and Thomas Tippl